Stephen R. Brunner Named President of Petro River Oil Corp.

Re-Positioning the Company for Future Growth

HOUSTON, TX – November 5, 2015. Petro River Oil Corp. (ticker: PTRC) (“Petro River” or the “Company”) announces, as a part of its restructuring process, that Stephen R. Brunner has agreed to join the Petro Rivers’ Executive Management Team.  Mr. Brunner will serve as President of Petro River and has been tasked with making oil and gas related decisions in an effort to help turn-around the Company in the midst of unstable energy markets.   Under the terms of the contract, Mr. Brunner is  granted the right to purchase up to 1.25% of the Company’s outstanding common stock, subject to vesting schedules, aligning his interests strongly with shareholders. He also has the right to purchase an additional 1.75% of the Company’s common stock subject to shareholder approval on the increase of the current stock option plan  and achieving pre-defined target objectives.

Mr. Brunner commented, “I am excited for the opportunity to step-in to a company that once had a great deal of promise.  These have been challenging times for small domestic producers, but depressed commodity prices have also created opportunities to take advantage of if you have the staying power and know where to look.  My goal is to re-position Petro River to best exploit these opportunities and allow us to add meaningful reserves that create shareholder value.”

According to Executive Chairman Scot Cohen, “We are confident that Mr. Brunner’s results driven perspective, proven leadership and ability to attract top-level talent, and track record of success navigating public companies in the past will benefit the Company and our shareholders as we position for future growth.”  Scot Cohen will remain in his position as Executive Chairman.

Stephen R Brunner

Mr. Brunner has over 30 years domestic and international operations background in the exploration and production industry as well as extensive public company management experience.  Mr. Brunner most recently served as the President and Chief Executive Officer of Constellation Energy Partners where he has been in various roles since 2008.  Mr. Brunner also served as the Executive Vice President for Pogo Producing Company responsible for business units both domestic and international. During his tenure at Pogo, he also served as the Resident Manager of Thaipo Limited, a subsidiary of Pogo located in Thailand, responsible for all aspects of offshore oil and gas development. Mr. Brunner also held various positions with Zilkha Energy Company, Chevron Corporation and Tenneco Oil Company prior to Pogo.

About Petro River

Petro River Oil Corp. (OTCBB: PTRC) is an independent exploration and production company focused on applying modern technologies to both conventional and non-conventional oil and gas assets. Petro River’s core holdings are in the Midcontinent region in Oklahoma. Petro River is driven to utilize its expertise in the region and globally and exploit hydrocarbon prone resources in tight formations to build reserves and create value for the company and its shareholders. The company also wholly owns Petro

Spring, its technology focused business.   For more information, please visit our website: www.petroriveroil.com

Forward-Looking Statements

This news release contains forward-looking and other statements that are not historical facts. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward looking statements will not occur, which may cause actual performance and results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward looking statements.

The forward-looking statements contained in this news release are made as of the date of this news release. Petro River disclaims any intention and assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, Petro River undertakes no obligation to comment on the expectations of, or statements made, by third parties in respect of the matters discussed above.